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EXHIBIT 6.4
                               PROMISSORY NOTE

Date: May 25, 1999                                Amount: $100,000.00

Imagenetix promises to pay William P. & Debra L. Spencer, the sum of One Hundred Thousand Dollars and No/100 - - - - ($100,000.00) plus interest at the rate of 10.00% per annum, with this note due and payable in one (1) year, May 25, 2000, or sooner not from initial funding of the Imagenetix offering, but through Imagenetix profits and or the exercising of Imagenetix warrants.

signature:  IMAGENETIX, INC.
by: /s/ William P. Spencer, President

                                PROMISSORY NOTE

Date: July 20, 1999                               Amount $90,000.00

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Imagenetix promises to pay to William P. & Debra L. Spencer, the sum of
Ninety Thousand Dollars and No/100 - - - - ($90,000.00) plus interest at the rate of 10.00% per annum, with this note due and payable in one (1) year, on July 20, 2000, or sooner through the initial funding of the Imagenetix offering.

signature: IMAGENETIX
by: /s/ William P. Spencer, President

                                PROMISSORY NOTE

Date: July 28,1999                                Amount $75,000.00

Imagenetix Promises to pay to William P. & Debra L. Spencer, the sum of Seventy-five Thousand Dollars and No/100 - - - - ($75,000.00) plus interest at the rate of 10.00% per annum, with this note due and payable in one (1) year July 28, 2000, or sooner through the initial funding of the Imagenetix offering.

Signature: IMAGENETIX
by: /s/ William P. Spencer, President